Microsoft Word 11.0.8026;013fSub-Item 77Q1(a): Copies of any material amendments to the registrant's charter or
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by-laws
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            Amendment No. 31 dated November 2, 2005 to the Agreement and
Declaration of Trust dated January 28, 1997, Amendment No. 33 dated March 16, 2006 to the Agreement and Declaration of Trust dated January 28, 1997 and Amendment No. 34 dated March 16, 2006 are hereby incorporated by reference to Exhibits 99.A.33, 99.A.34 and 99.A.35, respectively, of Post Effective Amendment No. 127 to the registrant's registration statement to Form N-1A filed with the Securities and Exchange Commission on May 26, 2006 (Accession No. 0000950123-06-007014).